NON-COMPETITION AGREEMENT

                                             October 1, 1996


     WHEREAS, FIRST, pursuant to certain loan agreements (the "Loan Agreements") entered into between each of Province of Alberta Treasury Branches ("ATB"), Bank of Montreal, Scotia Mortgage Corporation and Canadian Imperial Bank of Commerce (each, a "Lender" and, collectively, the "Lenders") with Capital Properties Limited Partnership ("CPLP"), Syndicated Capital Properties Inc. ("Syndicated"), and Syncap Properties Inc. ("Syncap"), the Lenders each agreed to lend certain funds to CPLP, Syndicated and Syncap (collectively, the "Borrowers"), based on certain security provided to the Lenders or a trustee for a Lender by Tegrad Properties (Winnipeg) Inc., Tegrad Montreal I Inc. and 1002370 Ontario Inc. (collectively, the "Nominees", the Nominees and the Borrowers are collectively defined as the "Debtors") including and in respect of certain properties;

     WHEREAS, SECOND, as a result of certain ongoing defaults by the Borrowers under the Loan Agreements and a request by the Lenders that CPLP attempt to restructure its affairs, National Lodging Corp. ("NLC") agreed to enter into a letter agreement (the "Lender Letter Agreement") with the Lenders for the purchase of certain debt and security (the "Loan"), which Lender Letter Agreement will be assigned prior to or at closing to Bear Financial Corp., an affiliate of NLC ("Bear");

     WHEREAS, THIRD, in order to settle certain disputes between Royco Hotels & Resorts Ltd. ("Royco"), its shareholders and certain related parties, on the one hand, and ATB, on the other, such parties, together with NLC are entering into a certain letter agreement dated as of the date hereof (the "ATB Letter Agreement") pursuant to which such parties, as a result, in part, of the intervention by NLC, and the provision by NLC of $155,000, will settle disputes as referenced therein;

     WHEREAS, FOURTH, contemporaneously with the execution of the Lender Letter Agreement and the ATB Letter Agreement, CPLP and the Debtors entered into a contract of sale (the "NLC Agreement") with Chartwell Canada Corp. ("Chartwell") an affiliate of NLC (together with NLC and Bear, collectively "NLC"), pursuant to which such affiliate will purchase the Properties;

     WHEREAS, FIFTH, contemporaneously with the execution of the NLC Agreement, the Royers will deliver a Guaranty to NLC (the "Guaranty");

     WHEREAS, SIXTH, contemporaneously with the closing of the NLC Agreement, Royco will enter into an Amended and Restated Management Services and Franchise Development Agreement with NL Hotels, Inc. ("NL"; and the agreement to be known as the "MSFDA"); and

     WHEREAS, SEVENTH, NLC is willing to enter into the Lender Letter Agreement, the ATB Letter Agreement and the NLC Agreement, respectively, only if, inter alia, the Royers execute and deliver this Agreement, all as more particularly set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, and in order to induce NLC and its Affiliate to enter into the Lender Letter Agreement, the ATB Letter Agreement and the NLC Agreement, respectively, the Royers hereby guarantee, covenant and agree with NLC as follows:

     1. As used herein, the following terms shall have the following meanings:


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     Royers: The term "Royers" shall mean, collectively, Royco, Randy Royer,
Terrence Royer, Gregory Royer and Peter P. Sikora. Each of the Royers shall be defined as a "Royer".


               1. (A) Save and except as hereinafter provided, without the prior written consent of the Executive Committee as provided for in the MSFDA, the Royers hereby covenant and agree that they, and each of them, shall not (i) engage in any Management Business or Franchise Business (as such terms are defined in the MSFDA) independent of Royco or (ii) assist, advise or otherwise consult with any other person or entity, whether directly or indirectly, with respect to the Management Business or the Franchise Business independent of Royco prior to the termination of the MSFDA in accordance with its terms and satisfaction of the parties' respective obligations thereunder.

               (B) The business (the "RVI Business") currently carried on by RVI Holiday Limited Partnership, NRG Vacations Inc., R.V.I. Holiday Inc., R.V.I. Holiday Group and Steelgate Financial Services Inc. (collectively, the "RVI Group") and any direct or indirect involvement of the Royers or any of them (other than Royco) in the RVI Business or with the RVI Group, subject to the obligations of the Royers under the Service Contracts (as that term is defined in the MSFDA and in the Development Agreement) shall in no event constitute or be deemed to constitute a breach of the provisions hereof. For greater certainty, notwithstanding the provisions of section 1(A) hereof but subject to the foregoing, any of the Royers shall be entitled to carry on or be engaged in or concerned with, or lend money to, or guarantee the debts or obligations of, or permit their names or any part thereof to be used or employed by the RVI Business or by any member of the RVI Group in respect of or in connection with the RVI Business. The Royers hereby represent and warrant that the RVI Business consists solely of (i) the indirect (pursuant to third party licenses or contracts) and direct purchase and sale of timeshare inventory, and (ii) the management and operation of timeshare programs and the use of timeshare inventory (other than the management of timeshare resorts).

                  (C) If any Royer (an "Applicant Royer") (i) wishes to engage in an activity (a "Prohibited Activity") that would be a violation of the provisions of section 1(A) hereof, (ii) the Applicant Royer is not at the relevant time directly or indirectly employed by NLC or an affiliate thereof, pursuant to the MSFDA, the Development Agreement or otherwise, (iii) the Applicant Royer has submitted a written proposal (a "Proposal") in respect of the Prohibited Activity to the Executive Committee, and (iv) the Executive Committee does not wish Royco to pursue the Prohibited Activity pursuant to its mandate under the MSFDA, then the Applicant Royer, or an affiliate thereof, may, without cost to or interference from NLC or NL or interference with the obligations of Royco under the MFSDA or of the Royers under the Service Contracts (as such term is defined in the MSFDA and the Development Agreement), and provided that the Prohibited Activity is not directly or indirectly competitive with Royco's extant Management Business, Franchise Business or business plan, pursue the Prohibited Activity for its own account on substantially the same terms as set forth in the applicable Proposal without being otherwise liable for breach hereof or accountable to NLC, NL or the Executive Committee in respect thereof.


          2. Any breach hereunder shall be grounds for NL to terminate the Development Agreement (as such term is defined in the NLC Agreement) and the MSFDA "with cause" as provided for therein. In addition, all proceeds realized by the Royers in connection with a breach hereunder shall be (i) considered to be Gross Revenues (as that term is defined in the MSFDA), (ii) dealt with as Gross Revenue in accordance with the MSFDA, and (iii) held in constructive trust for the benefit of Royco and NLC. Furthermore, all hotel management business and/or franchise business, as the case may be, performed in breach hereof shall be (x) considered to be Management Business or Franchise Business, as the case may be, and (y) dealt with in accordance with the terms of the MSFDA; provided, however, that terms and conditions of this sentence shall be deemed partial compensatory damages resulting from a breach of the Royer's obligations under Section 1

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hereof and shall not be deemed, or construed to be (1) a waiver by NLC of its right to terminate the Development Agreement and/or MFSDA "with cause" or (2) as a waiver by NLC of its right to seek, and obtain and receive, damages resulting from a breach by the Royers or any of their respective affiliates of any of their respective obligations under the NLC Agreement, the Guaranty, the Development Agreement, the MFSDA, the Indemnification Agreement or hereunder.

          3. The Royers hereby waive (a) notice of acceptance of this Agreement; and (b) all other notices of any nature whatsoever to which the Royers might otherwise be entitled (except as otherwise expressly provided for in this Agreement).

          4. Each reference herein to NLC shall be deemed to include its affiliated successors and assigns, in whose favor the provisions of this Agreement shall also inure. Each reference herein to the Royers or a Royer shall be deemed to include such Royer's, respective heirs, executors, administrators, legal representatives, trustees, successors and assigns, and with respect to a Royer which is not an individual, such entities' beneficial owners and their respective heirs, executors, administrators, legal representatives, trustees, successors and assigns, all of whom shall be bound by the provisions of this Agreement (but, subject to the provisions of section 19 of the Guaranty, in no event shall such entities' beneficial owners and their respective heirs, executors, administrators, legal representatives, trustees, successors and assigns be liable for amounts in excess of amounts distributable to such persons by reason of their respective ownership interests in Royco for and in respect of any period from and after October 1, 1996), provided, however, that in no event or under any circumstance shall the Royers, or any Royer, have the right to assign or transfer his, its, or their joint and several obligations and liabilities under this Agreement, in whole or in part, to any other person, party or entity; provided, further, however, notwithstanding the foregoing, in no event shall Avola Limited have any liabilities, obligations or responsibilities in respect of or as a result of the foregoing and this Agreement unless and to the extent the representations and warranties contained in section 20 of the Guaranty are at any time untrue.

          5. No delay on the part of NLC in exercising any right or remedy under this Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on the Royers shall be deemed to be a waiver of the obligation of the Royers or of the right of NLC to take further action without notice or demand as provided in this Agreement.

          6. This Agreement may only be modified, amended or changed by an agreement in writing signed by NLC and the Royers, and shall in no event be terminated except in accordance with the provisions of this Agreement. No waiver of any term, covenant or provision of this Agreement shall be effective unless given in writing by NLC and if so given by NLC shall only be effective in the specific instance in which given.

          7. Other than as expressly stated herein, the Royers acknowledge and agree that this Agreement and their obligations hereunder are and shall at all times be absolute and unconditional in all respects, and are and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Agreement and the obligations of the Royers hereunder or the obligations of any other person or party relating to this Agreement or the obligations of the Royers hereunder, other than factual matters which may have a bearing on liability hereunder. This Agreement sets forth the entire agreement and understanding of NLC and the Royers with respect to the matters covered by this Agreement, and the Royers absolutely, unconditionally and irrevocably waive any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Agreement or the obligations of the Royers under this Agreement or the obligations of any other person or party relating to this Agreement or the obligations of the Royers hereunder or to enforce the obligations of the Royers under this Agreement other than factual matters which may have a bearing on liability hereunder, but excluding any defenses and the like which are founded in legal or documentary infirmities or issues, and not assertions of contrary or germane facts which would mitigate liability hereunder. The Royers acknowledge and agree that no oral or other agreements, understandings, representations or warranties exist

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with respect to this Agreement or with respect to the obligations of the Royers under this Agreement, except those specifically set forth in this Agreement.

          8. THE ROYERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND NLC BY ITS ACCEPTANCE OF THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

          9. Any notice, demand or other communication which any party hereto may desire or may be required to give to any other party hereto shall be in writing, and shall be deemed given (a) if and when personally delivered, (b) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below, or (c) on the seventh (7th) business day after being deposited in United States or Canadian registered or certified mail, postage prepaid, addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in writing in accordance herewith: If to the
Royers:

                  Royco Hotels & Resorts Ltd.
                  5940 Macleod Trail South
                  Suite 500
                  Calgary, Alberta T2H 2G4
                  Attention:  Mr. Terrence Royer
                           Telecopy:  (403) 255-6981

                  Mr. Peter Sikora
                  5940 Macleod Trail South
                  Suite 209
                  Calgary, Alberta T2H 2G4
                           Telecopy:  (403) 292-0922

                  Mr. Gregory Royer
                  5940 Macleod Trail South
                  Suite 500
                  Calgary, Alberta T2H 2G4
                           Telecopy:  (403) 255-6981

                  Mr. Terrence Royer
                  5940 Macleod Trail South
                  Suite 500
                  Calgary, Alberta T2H 2G4
                           Telecopy:  (403) 255-6981

                  Mr. Randy Royer
                  5940 Macleod Trail South
                  Suite 209
                  Calgary, Alberta T2H 2G4
                           Telecopy:  (403) 292-0922


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                  With a copy to:

                  Brans, Lehun, Baldwin & Champagne
                  120 Adelaide Street West
                  Suite 1701
                  Toronto, Ontario M5H 1T1
                  Attention: Dennis M. Brans, Esq.
                  Telecopy: (416) 601-0655

                  If to NLC, at:

                  c/o National Lodging Corp.
                  605 Third Avenue
                  New York, New York  10158
                  Attention: Martin L. Edelman
                  Telecopy:  (212) 867-5475

                  With a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention:  Robert J. Wertheimer, Esq.
                  Telecopy:  (212) 856-7808


Each party to this Agreement may designate a change of address by written notice given to the other parties fifteen (15) days prior to the date such change of address is to become effective.

          10. This Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of Ontario and shall be in all respects governed, construed and applied in accordance with the laws of Ontario.

          11. The Royers agree to submit to personal jurisdiction of Ontario courts in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the Royers hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Royers in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Ontario and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Royers by registered or certified mail to or by personal service at the last known address of the Royers, whether such address be within or without the jurisdiction of any such court.

          12. No exculpatory provisions contained in any document or instrument executed and delivered in connection therewith or under any circumstance be deemed or construed to modify, qualify or affect in any manner whatsoever the personal recourse obligations and liabilities of the Royers under this Agreement.

          13. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision; provided, however, the Royers and NLC shall use their best efforts to reform such term, covenant or provision held to be invalid, illegal or unenforceable so as to make same valid, legal and binding.


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          14. Each of the Royers acknowledge that he (a) has had the opportunity to obtain advice of counsel of its own choosing in connection with the negotiations concerning this Agreement and the drafting and other preparation of this Agreement; (b) has read the Agreement, has had the Agreement fully explained by such counsel, and is fully aware of its contents and legal effects; (c) has entered into this Agreement of his own free will and accord and without threats, coercion, fraud or duress of any kind and (d) is not relying on any representation, statement or warranty of any person, party or entity regarding this Agreement or the transactions contemplated hereby, except as set forth in this Agreement.

          15. In the event the parties hereunder are unable to resolve a dispute, claim, question or difference, then the parties shall use their best endeavors to settle any disputes, claims, questions or differences arising out of or in relation to this Agreement. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all of them within fifteen (15) days of written notice of a claim by one party to another. If they do not reach such solution within such fifteen (15) day period, then any party may deliver notice (the "Arbitration Notice") to the other party requiring resolution by arbitration and thereafter the dispute, claim, question or difference in issue shall be referred to arbitration for final settlement binding on both parties in accordance with the provisions of the Arbitrations Act (Ontario) as follows:

                  (A) The arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the parties. In the event of the failure of the parties to agree on such arbitrator within ten (10) days after delivery of the Arbitration Notice, the arbitration tribunal shall consist of three (3) arbitrators and within twenty (20) days after delivery of the Arbitration Notice, each party shall jointly appoint one (1) arbitrator to the arbitration tribunal and the two (2) arbitrators appointed by the parties shall appoint a third
         (3rd) arbitrator. In the event that the two (2) arbitrators appointed by the parties fail to agree on the third (3rd) arbitrator, the parties shall apply to a judge of the Ontario Court of Justice (General Division) to appoint the third (3rd) arbitrator. The arbitrator(s) shall be qualified by education and training to pass upon the particular matter and shall have a minimum of five (5) years of experience pertinent to the subject matter of the dispute, claim, question or indifference.

                  (B) The arbitrator(s) shall be instructed that time is of the essence in proceeding with the determination of any dispute, claim, question or difference.

                  (C) The arbitration shall be conducted in English and shall take place in Toronto, Canada.

                  (D) The arbitration award shall be given in writing and shall be final, binding on the parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto.

                  (E) Judgment upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

          16. This Agreement and the obligations of the Royers hereunder shall terminate upon the termination of the MSFDA in accordance with the terms and conditions thereof and the satisfaction of the parties' respective obligations thereunder and hereunder.


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          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above set forth.


                                     ROYCO HOTELS & RESORTS LTD.


                                     By:  /s/ Terrence Royer
                                          Name:  TERRENCE ROYER
                                          Title:


                                     By:  /s/ Peter O. Sikora
                                          Name:  PETER P. SIKORA
                                          Title: An Individual


                                     By:  /s/ Terrence Royer
                                          Name:  TERRENCE ROYER
                                          Title: An Individual


                                     By:  /s/ Randy Royer
                                          Name:  RANDY ROYER
                                          Title: An Individual

                                     By:  /s/ Gregory Royer
                                          Name:  GREGORY ROYER
                                          Title: An Individual


                                     NATIONAL LODGING CORP. (Now known as
                                     Chartwell Leisure Inc. as of 8/8/96)


                                     By:  /s/ Douglas Verner
                                          Name:  DOUGLAS VERNER
                                          Title:

                                     NL HOTELS, INC. (Now known as Chartwell
                                     Lodging Inc. as of 8/8/96)


                                     By:   /s/ Douglas Verner
                                           Name:  DOUGLAS VERNER
                                           Title:


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